Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the 9th of January, 2018, by and among Salon Media Group, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 870 Market Street, San Francisco, California 94102, and the purchasers whose names and addresses are set forth on Schedule I attached hereto (collectively, the “Purchasers” and each a “Purchaser”).

WHEREAS, the Company desires to raise immediately available funds to serve as a bridge to the 2017 equity capital raise (referred to herein as the “2017 capital raise”) of the Company through the issuance and sale of convertible notes of the Company in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be, in accordance with the terms of the Notes, convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) (as converted, the “Conversion Shares”);

WHEREAS, each Purchaser wishes to purchase, severally but not jointly, and the Company wishes to sell to each Purchaser, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes set forth opposite such Purchaser’s name on Schedule I (which aggregate principal amount for all Purchasers shall not exceed $1,000,000); and

WHEREAS, the Notes and the Conversion Shares collectively are referred to herein as the “Securities.”

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each of the Purchasers agree as follows:

SECTION 1.     Authorization of Sale of the Notes. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of the Notes.

SECTION 2.     Agreement to Sell and Purchase the Notes. The Company shall issue and sell to the Purchasers and the Purchasers shall buy from the Company, upon the terms and conditions hereinafter set forth, the aggregate principal amount of Notes set forth opposite its name on Schedule I. The purchase price (the “Purchase Price”) for the Notes to be purchased by each Purchaser shall be equal to $10,000 for each $10,000 of principal amount of Notes being purchased by such Purchaser at the Closing (as hereinafter defined). The Notes are mandatorily convertible into shares of Common Stock of the Company at the time of the closing of the 2017 capital raise; it being understood that the Notes will be convertible into shares of Common Stock at a price equal to 70% of the price at which shares of Common Stock are sold in the 2017 capital raise. If, after 120 days from the Closing Date (as hereinafter defined), the 2017 capital raise shall not have been completed, then in that event, the price per share at which the Notes will be converted will be reduced by 2% on the first day of each month; provided, however, that the price per share at which the Notes will be converted shall never be less than the greater of (A) 60% of the price at which shares of Common Stock are sold in the 2017 capital raise and (B) the price per share paid by investors in the most recently consummated offering of the Company’s Common Stock.

SECTION 3.     Delivery of the Securities at the Closing.

3.1     The Closing. The completion of the purchase and sale of the Notes (the “Closing”) shall occur at the offices of Morrison & Foerster LLP, 250 West 55th Street, New York, New York 10019 on a date (the “Closing Date”) to be determined by the Company.

3.2     Deliverables. At the Closing, each Purchaser shall deliver, in immediately available funds, the aggregate Purchase Price for the Notes being purchased hereunder by such Purchaser by wire transfer to an account designated by the Company, and the Company shall deliver to the applicable Purchaser one or more Notes registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, in the principal amounts as such Purchaser shall have requested prior to the Closing, bearing an appropriate legend referring to the fact that the Notes were sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and duly executed on behalf of the Company.

3.3     Conditions to Company’s Obligations to Close. The Company’s obligation to complete the purchase and sale of the Notes and deliver such Notes to each Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds of the aggregate Purchase Price of the Notes being purchased hereunder; (b) the accuracy of the representations and warranties made by the Purchasers as of the date of this Agreement; and (c) the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing.

3.4     Conditions to Purchaser’s Obligations to Close. Each Purchaser’s obligation to accept delivery of such Notes and to pay for the Notes shall be subject to the following conditions: (a) each of the representations and warranties of the Company made herein shall be accurate as of the date of this Agreement; (b) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein were true and correct as of the date of this Agreement and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date; and (c) the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing. The Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Notes that they have agreed to purchase from the Company pursuant to the Agreement.

SECTION 4.     Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser that the representations, warranties and statements contained in this Section 4 are true and correct as of the date hereof.

4.1     Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein). The Company has no subsidiaries and does not own any capital stock or other equity securities in any other entity, except instruments or interests held by the Company solely for investment.

4.2     Reporting Company; Form S-1. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Conversion Shares for resale by the Purchaser on a registration statement on Form S-1 under the Securities Act (the “Registration Statement”). The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports required thereby with the Securities and Exchange Commission (the “Commission”). To the Company’s knowledge, there exist no facts or circumstances that reasonably could be expected to prohibit or delay the preparation and filing of a Registration Statement on Form S-1 that can be made available for the resale of the Conversion Shares by the Purchaser.

4.3     Capitalization. As of the date hereof, the authorized, issued and outstanding share capital of the Company is as set forth on Schedule 4.3 hereto. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable, and have been issued in compliance with all corporate laws, and U.S. federal and U.S. state securities laws and regulations. Except for Notes issuable under the Agreement, and except as otherwise publicly disclosed, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, or convertible securities.

4.4     Authorization and Description of the Securities. The Notes have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement, by means of the Board of Director resolutions, and when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. Upon conversion in accordance with the Notes, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances (as defined below) with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of shares of Common Stock. The shares of Common Stock conform in all material respects to the description set forth in its Exchange Act filings. No holder of the Notes will be subject to personal liability by reason of being a holder and the issuance of the Notes is not subject to the preemptive or other similar rights on any security holder of the Company. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Notes or the issuance of the Conversion Shares to be sold by the Company as contemplated herein. For purposes hereof, “Encumbrances” means pledges, liens, charges, security interests, mortgages, restrictions and encumbrances, other than the restrictions on transfer under state and/or federal securities laws.

4.5     Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement, and perform the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies.

4.6     No Defaults or Consents.

(a)     The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Notes) will not violate any provision of the certificate of incorporation or bylaws of the Company, and will not result in the creation of any Encumbrances upon any assets of the Company pursuant to the terms or provisions of, will not give rise to a right to terminate or accelerate the due date of any payment due under, will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or require a consent or waiver (except for such consents or waivers which have already been obtained and are in full force and effect) under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or its properties may be bound or affected and in each case that would have a Material Adverse Effect (as defined below) or, to the Company’s knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any of its properties.

(b)     No filing with, or consent, approval, authorization, license, registration, qualification, decree or other order of any court, regulatory body, administrative agency or other governmental agency or body in the United States or elsewhere is necessary or required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement other than such consents, approvals or authorizations which have been obtained or will be obtained prior to the Closing (as applicable), and except for compliance with U.S. federal, U.S. state securities or “blue sky” laws, applicable to the offering of the Notes.

(c)     For the purposes of this Agreement the term “Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company except any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or that are generally applicable to the industry in which the Company operates, provided that such effects do not adversely affect the Company in a disproportionate manner, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

4.7     Accountants. Burr Pilger Mayer, Inc., who has expressed its opinion with respect to the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2017, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”) and by the rules of the Public Accounting Oversight Board.

4.8     Contracts. The material contracts to which the Company is a party have been filed by the Company in its Exchange Act filings and (a) all such contracts have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws; (b) all such contracts will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration of, any such contract; and (d) no party has repudiated any provision of any such contract.

4.9     No Actions. Except as disclosed in the Company’s Exchange Act filings, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that might reasonably be expected to have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.

4.10     Compliance. The Company has not been advised, nor does it have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

4.11     Tax Returns. The Company has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.

4.12     Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.13     Offering Materials. None of the Company, its officers and directors has distributed or will distribute prior to the Closing Date any offering material, including any “free writing prospectus” (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the Notes.

4.14     Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.15     Additional Information.

(a)     The information contained in its Exchange Act filings, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading.

(b)     Its Exchange Act filings and the documents incorporated by reference therein or attached as exhibits thereto, at the time they became effective or were filed or furnished with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rule and Regulations, the “Rules and Regulations”). In the past twelve (12) calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act.

4.16     Price of Shares of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that would reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

4.17     Use of Purchaser Name. Except as otherwise required by applicable law or regulation the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated which consent shall not be unreasonably withheld.

4.18     Financial Statements. The financial statements of the Company and the related notes and schedules thereto included in its Exchange Act filings fairly present the financial position, results of operations, stockholders’ equity and cash flows of the Company at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles. The Company does not have any material Liability (as defined below) (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for liabilities set forth on the face of the balance sheet (rather than in any notes thereto) for the fiscal year ended March 31, 2017. For purposes hereof, “Liability” means any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes.

4.19     Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

SECTION 5.     Representations, Warranties and Covenants of the Purchaser. Each of the Purchasers, severally and not jointly, represents and warrants to, and covenants with, the Company that:

5.1     Investor Status. The Purchaser is an institutional “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

5.2     Experience of the Purchaser. The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Notes, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Notes, has undertaken an independent analysis of the merits and the risks of an investment in the Notes, based on the Purchaser’s own financial circumstances. The Purchaser has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Notes and to ask questions of, and receive answers from, the Company concerning such information.

5.3     No Public Sale or Distribution. The Purchaser is acquiring the number of Notes set forth on Schedule I, and upon conversion of the Notes will acquire the Conversion Shares issuable upon conversion of the Notes, and for his, her or its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, nor will the Purchaser engage in any short sale that results in a disposition of any of the Securities by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities or “blue sky” laws.

5.4     Information. The Purchaser has, in connection with its decision to purchase the number of Notes set forth on Schedule I, relied solely upon the Company’s Exchange Act filings and the representations and warranties of the Company contained herein.

5.5     Reliance on Exemptions. The Purchaser understands that the Notes are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities or “blue sky” laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Notes.

5.6     Confidentiality. The Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of U.S. federal securities laws. This obligation will terminate upon the filing by the Company of a press release or press releases announcing the offering. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose.

5.7     Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Notes constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes.

5.8     Risk of Loss. The Purchaser understands that its investment in the Notes involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Notes. The Purchaser understands that the market price of the shares of Common Stock has been volatile and that no representation is being made as to the future value of the shares of Common Stock.

5.9     Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities will bear a restrictive legend in substantially the following form:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 8(e) AND 10(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 8(e) OF THIS NOTE.”

5.10     Other Legends. The Purchaser also understands that the Securities will bear any other legends required by applicable state securities or “Blue Sky” laws.

5.11     Stop Transfer. The certificates representing the Securities will be subject to a stop transfer order with the Company’s transfer agent that restricts the transfer of such shares except upon receipt by the transfer agent of a written confirmation from the Purchaser to the effect that the Purchaser has satisfied its prospectus delivery requirements.

5.12     Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on Schedule I.

5.13     Organization; Validity; Enforcement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, and (iii)  no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, and (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies.

SECTION 6.     Register; Transfer Agent Instructions. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes), a register for the Notes, in which the Company shall record the name and address of the person in whose name the Notes have been issued (including the name and address of each transferee) and the principal amount of Notes held by such person. The Company shall keep the register open and available during business hours for inspection by the Purchaser or its legal representatives upon prior written notice.

SECTION 7.     Survival. Notwithstanding any investigation made by any party to this Agreement, all covenants and agreements made by the Company and the Purchaser herein and in the Notes delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Notes being purchased and the payment therefor. All representations and warranties made by the Company and the Purchaser herein and in the certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Notes being purchased and the payment therefor.

SECTION 8.     Independent Nature of Purchasers’ Obligations and Rights. The obligations of each of the Purchasers under this Agreement are several and not joint with the obligations of any other Purchaser and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Agreement. The decision of each Purchaser to purchase the Notes pursuant to the Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Notes or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 9.     Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be as addressed as follows:

(a)     if to the Company, to:

Salon Media Group, Inc. 870 Market Street San Francisco, California 94102 Attention: Jordan Hoffner, Chief Executive Officer E-mail: Jordan.Hoffner@salon.com or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)     if to the Purchaser, at its address as set forth on Schedule I, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 10.     Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

SECTION 11.     Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12.     Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13.     Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 14.     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

SECTION 15.     Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

SECTION 16.     Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses, if any, related to the transactions contemplated by this Agreement.

SECTION 17.     Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company. No other person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Securities sold to the Purchaser pursuant to this Agreement.

SECTION 18.     Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 19.     Construction. (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)     The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)     As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SALON MEDIA GROUP, INC., as the Company,

By: _________________________________ Name:Elizabeth Hambrecht Title:Chief Financial Officer

[signatures follow]

NOTE PURCHASE AGREEMENT
SALON MEDIA GROUP, INC.

[NAME], as a Purchaser,

By: _________________________________ Name: Title:

Address:

NOTE PURCHASE AGREEMENT
SALON MEDIA GROUP, INC.

Schedule I

Purchasers

Purchaser	Aggregate Principal Amount of Notes	Address and Facsimile

I-1

Schedule 4.3

Capitalization

Please refer to the Company’s reports filed with the Commission under the Exchange Act.

A-1

EXHIBIT A

Form of Note

A-1